UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2019
 RenaissanceRe Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-0141974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Renaissance House, 12 Crow Lane, Pembroke, Bermuda         HM 19
(Address of Principal Executive Office)         (Zip Code)
(441) 295-4513
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, Par Value $1.00 per share	RNR	The New York Stock Exchange
Series C 6.08% Preference Shares, Par Value $1.00 per share	RNR PRC	The New York Stock Exchange
Series E 5.375% Preference Shares, Par Value $1.00 per share	RNR PRE	The New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a Series F 5.750% Preference Share, Par Value $1.00 per share	RNR PRF	The New York Stock Exchange

Item 1.01    Entry into a Material Definitive Agreement.
Effective December 31, 2019, Citibank Europe plc (“CEP”), Renaissance Reinsurance Ltd. (“RRL”), DaVinci Reinsurance Ltd. (“DaVinci”), RenaissanceRe Specialty U.S. Ltd. (“RRS”), Renaissance Reinsurance of Europe Unlimited Company (“ROE”), Renaissance Reinsurance U.S. Inc. (“RRUS”) and RenaissanceRe Europe AG (formerly known as Tokio Millennium Re AG) (“RenaissanceRe Europe”) (each of RRL, DaVinci, RRS, ROE, RRUS and RenaissanceRe Europe a “Company” and, collectively, the “Companies”) entered into a deed of amendment (the “Amendment”) to the existing secured letter of credit facility (the “Facility”) provided pursuant to the facility letter, by and among CEP and the Companies, dated September 17, 2010 (the “Original Facility Letter”) and amended July 14, 2011, October 1, 2013, December 23, 2014, March 31, 2015, December 30, 2015, January 14, 2016, December 31, 2016, December 29, 2017, December 31, 2018 and June 24, 2019, to extend the termination date of the Facility from December 31, 2020 to December 31, 2021 (as so amended, the “Facility Letter”).
The Facility provides a commitment from CEP to issue letters of credit for the account of one or more of the Companies and their respective subsidiaries in multiple currencies and in an aggregate amount of up to $300 million, subject to a sublimit of $25 million for letters of credit issued for the account of RRUS. The Facility is evidenced by the Facility Letter and six separate Master Agreements between CEP and each of the Companies, as well as certain ancillary agreements, the terms of which are substantially similar for each Company.
Under the Facility, each of the Companies is severally obligated to pledge to CEP at all times during the term of the Facility certain securities with a collateral value (as determined as therein provided) that equals or exceeds 100% of the aggregate amount of its then-outstanding letters of credit. In the case of an event of default under the Facility with respect to a Company, CEP may exercise certain remedies with respect to such Company, including terminating its commitment to such Company under the Facility and taking certain actions with respect to the collateral pledged by such Company (including the sale thereof). In the Facility Letter, each Company makes, as to itself, representations and warranties that are customary for facilities of this type and severally agrees that it will comply with certain informational and other undertakings, including those regarding the delivery of quarterly and annual financial statements.
CEP and its affiliates have performed commercial banking, investment banking and advisory services for the Companies and their affiliates from time to time for which they have received customary fees and reimbursement of expenses. CEP and its affiliates may from time to time engage in transactions with and perform services for the Companies and their affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.
The description of the Amendment and Facility contained herein are qualified in their entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and the Original Facility Letter and other amendments comprising the Facility Letter, copies of which were previously filed with Securities and Exchange Commission.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
The disclosure set forth in Item 1.01 above is hereby incorporated by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit #	Description
10.1
Deed of Amendment to Facility Letter, dated December 31, 2019, by and among Citibank Europe plc, Renaissance Reinsurance Ltd., DaVinci Reinsurance Ltd., Renaissance Reinsurance of Europe, RenaissanceRe Specialty U.S. Ltd., Renaissance Reinsurance U.S. Inc. and RenaissanceRe Europe AG.

101	Pursuant to Rule 406 of Regulation S-T, the cover page information in formatted in Inline XBRL

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date:	By:	/s/ Stephen H. Weinstein
January 3, 2020		Stephen H. Weinstein
Senior Vice President, Group General Counsel and Corporate Secretary